Exhibit 99.(i)(50)

April 27, 2015

Morgan Stanley Institutional Fund, Inc.

522 Fifth Avenue

New York, New York 10036

Re:                             Morgan Stanley Institutional Fund, Inc., a Maryland corporation (the “Fund”) — Registration of shares of common stock of the portfolios, and class of such portfolios, of the Fund listed on Schedule 1 attached hereto (the “Shares”) pursuant to the Registration Statement on Form N-1A (Securities Act File No. 033-23166 and Investment Company Act File No. 811-05624), as amended and supplemented

Ladies and Gentlemen:

We have acted as Maryland corporate counsel to the Fund in connection with the registration of the Shares under the Securities Act of 1933, as amended (the “Securities Act”), and the Investment Company Act of 1940, as amended (the “Investment Company Act”), by the Fund pursuant to the Registration Statement on Form N-1A originally filed with the Securities and Exchange Commission (the “Commission”) on or about July 25, 1988, as amended by Post-Effective Amendment No. 137 under the Securities Act and Amendment No. 138 under the Investment Company Act to be filed with the Commission on or about the date hereof.  You have requested our opinion with respect to the matters set forth below.

In our capacity as Maryland corporate counsel to the Fund and for the purposes of this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):

(i)                                     the corporate charter of the Fund, represented by Articles of Incorporation filed with the State Department of Assessments and Taxation of Maryland (the “Department”) on June 16, 1988, and the articles supplementary, articles of amendment and other charter documents filed with, and accepted for record by, the Department subsequent to June 16, 1988 through the date hereof (collectively, the “Charter”);

(ii)                                  the Bylaws of the Fund, as amended and restated as of June 20, 2007 (the “Bylaws”);

(iii)                               certain resolutions duly adopted by the Board of Directors of the Fund (collectively, the “Directors’ Resolutions”);

(iv)                              a certificate of Joseph C. Benedetti, a Vice President of the Fund, and Mary E. Mullin, the Secretary of the Fund, dated as of a recent date (the “Officers’ Certificate”), to the effect that, among other things, the Charter, the Bylaws and the Directors’ Resolutions are true, correct and complete, and that the Charter and the

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Bylaws have not been rescinded or modified and are in full force and effect as of the date of the Officers’ Certificate, and certifying as to the manner of adoption of the Directors’ Resolutions, and as to the authorization for issuance of the Shares;

(v)                                 the Registration Statement on Form N-1A originally filed with the Commission on or about July 25, 1988, as amended by Post-Effective Amendment No. 137 under the Securities Act and Amendment No. 138 under the Investment Company Act, in substantially the form filed or to be filed with the Commission (the “Registration Statement”);

(vi)                              a status certificate of the Department, dated as of a recent date, to the effect that the Fund is duly incorporated and existing under the laws of the State of Maryland; and

(vii)                           such other laws, records, documents, certificates, opinions and instruments as we have deemed necessary to render this opinion, subject to the limitations, assumptions and qualifications noted below.

In reaching the opinion set forth below, we have assumed the following:

(a)                                 each person executing any of the Documents on behalf of a party (other than the Fund) is duly authorized to do so;

(b)                                 each natural person executing any of the Documents is legally competent to do so;

(c)                                  the Officers’ Certificate and all other certificates submitted to us are true and correct when made and as of the date hereof and without regard to any knowledge qualifiers contained therein;

(d)                                 any of the Documents submitted to us as originals are authentic; the form and content of any Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such documents as executed and delivered; any of the Documents submitted to us as certified or photostatic copies conform to the original documents; all signatures on all of the Documents are genuine; all public records reviewed or relied upon by us or on our behalf are true and complete; all representations, certifications, statements and information contained in the Documents are true and complete without regard to any knowledge qualifiers contained therein; there has been no modification of, or amendment to, any of the Documents, and there has been no waiver of any provision of any of the Documents by action or omission of the parties or otherwise; and

(e)                                  upon each issuance of any of the Shares, the total number of shares of such class of such portfolios issued and outstanding, after giving effect to such issuance, will not exceed the total number of shares of such class of such portfolios that the Fund is authorized to issue under its Charter.

Based on the foregoing, and subject to the assumptions and qualifications set forth herein, it is our opinion that, as of the date of this letter:

1.                                      The Fund is duly incorporated and validly existing as a corporation in good standing under the laws of the State of Maryland.

2.                                      The issuance of the Shares has been duly authorized by all necessary corporate action on the part of the Fund, and when such Shares are issued and delivered by the Fund as contemplated by the Registration Statement and the Directors’ Resolutions against payment of the consideration therein described, such Shares will be validly issued, fully paid and non-assessable.

The foregoing opinion is limited to the corporation laws of the State of Maryland, and we do not express any opinion herein concerning any other law.  We express no opinion as to the applicability or effect of the Investment Company Act, the Securities Act or any other federal or state securities laws, including the securities laws of the State of Maryland.  To the extent that any matter as to which our opinion is expressed herein would be governed by the laws of any jurisdiction other than the State of Maryland, we do not express any opinion on such matter.

This opinion letter is issued as of the date hereof and is necessarily limited to laws now in effect and facts and circumstances presently existing and brought to our attention.  We assume no obligation to supplement this opinion letter if any applicable laws change after the date hereof, or if we become aware of any facts or circumstances that now exist or that occur or arise in the future and may change the opinions expressed herein after the date hereof.

Dechert LLP may rely upon this opinion, in its capacity as securities counsel to the Fund, in connection with the registration of the Shares and in rendering its opinion to the Fund in connection therewith.

We consent to your filing this opinion as an exhibit to the Registration Statement.  In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act.

Very truly yours,

/s/ Ballard Spahr LLP
Ballard Spahr LLP

SCHEDULE 1

PORTFOLIOS, AND CLASS
OF SUCH PORTFOLIOS, OF COMMON STOCK OF
MORGAN STANLEY INSTITUTIONAL FUND, INC.

NAME OF PORTFOLIO AND CLASS	NUMBER OF SHARES OF COMMON STOCK CLASSIFIED AND ALLOCATED

Active International Allocation Portfolio — Class C	500,000,000 shares
Advantage Portfolio — Class C	500,000,000 shares
Asian Equity Portfolio — Class C	500,000,000 shares
Emerging Markets Domestic Debt Portfolio — Class C	500,000,000 shares
Emerging Markets External Debt Portfolio — Class C	500,000,000 shares
Emerging Markets Leaders Portfolio — Class C	500,000,000 shares
Emerging Markets Portfolio — Class C	500,000,000 shares
Frontier Emerging Markets Portfolio — Class C	500,000,000 shares
Global Advantage Portfolio — Class C	500,000,000 shares
Global Discovery Portfolio — Class C	500,000,000 shares
Global Franchise Portfolio — Class C	500,000,000 shares
Global Infrastructure Portfolio — Class C	500,000,000 shares
Global Insight Portfolio — Class C	500,000,000 shares
Global Opportunity Portfolio — Class C	500,000,000 shares
Global Quality Portfolio — Class C	500,000,000 shares
Global Real Estate Portfolio — Class C	500,000,000 shares
Growth Portfolio — Class C	500,000,000 shares
Insight Portfolio — Class C	500,000,000 shares
International Advantage Portfolio — Class C	500,000,000 shares
International Equity Portfolio — Class C	500,000,000 shares
International Opportunity Portfolio — Class C	500,000,000 shares
International Real Estate Portfolio — Class C	500,000,000 shares
Multi-Asset Portfolio — Class C	500,000,000 shares
Opportunity Portfolio — Class C	500,000,000 shares
Small Company Growth Portfolio — Class C	500,000,000 shares
U.S. Real Estate Portfolio — Class C	500,000,000 shares